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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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/ /	Soliciting Material Pursuant to §240.14a-12
ARGOSY GAMING COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARGOSY GAMING COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
APRIL 16, 2002

        The Annual Meeting of Stockholders of Argosy Gaming Company ("Argosy" or the "Company") will be held at the conference center of the Empress Casino Joliet at 2300 Empress Drive, Joliet, Illinois 60434 on Tuesday, April 16, 2002, at 2:00 p.m., local time, for the following purposes:

  1.
  To elect one director to hold office until the 2004 Annual Meeting of Stockholders;

  2.
  To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of common stock that the Company has the authority to issue by 60,000,000 shares, from 60,000,000 shares to 120,000,000 shares;

  3.
  To approve an amendment to the Company's 1993 Employee Stock Option Plan, as amended, to increase the number of shares of common stock reserved for issuance thereunder by 1,000,000 shares, from 2,500,000 shares to 3,500,000 shares;

  4.
  To approve an amendment to the Company's 1993 Directors Stock Option Plan, as amended, to increase the number of shares of common stock reserved for issuance thereunder by 50,000 shares, from 50,000 shares to 100,000 shares; and

  5.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items are fully discussed in the proxy statement accompanying this notice. A copy of the Company's Annual Report is also enclosed.

        The close of business on February 22, 2002, has been fixed as the record date for the meeting. Only stockholders of record at that time are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

        All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, the Board of Directors urges you to date, execute and return promptly the enclosed proxy to give voting instructions with respect to your shares of Common Stock. The return of the proxy will not affect your right to vote in person if you do attend the meeting.

DONALD J. MALLOY Secretary

March 13, 2002

ARGOSY GAMING COMPANY

219 Piasa Street
Alton, Illinois 62002

PROXY STATEMENT

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Argosy Gaming Company ("Argosy" or the "Company") for use in voting at the Annual Meeting of Stockholders (the "Meeting") to be held at the conference center of the Empress Casino Joliet, 2300 Empress Drive, Joliet, Illinois 60434, on Tuesday, April 16, 2002, at 2:00 p.m. local time, and at any postponement or adjournment thereof, for the purposes set forth in the attached notice. This proxy statement, the attached notice and the enclosed proxy are being sent to stockholders on or about March 13, 2002.

        The Board of Directors does not intend to bring any matters before the Meeting except those indicated in the notice. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

        If proxies are properly dated, executed and returned, the shares they represent will be voted at the Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted as follows:

  •
  FOR the election of the nominee for director set forth herein;

  •
  FOR the amendment to the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") set forth herein;

  •
  FOR the amendment to the Company's 1993 Employee Stock Option Plan, as amended, (the "Stock Option Plan") set forth herein;

  •
  FOR the amendment to the Company's 1993 Directors Stock Option Plan, as amended, (the "Directors Option Plan") set forth herein; and

  •
  with respect to any other matter that may properly come before the Meeting, in the discretion of the persons voting the respective proxies.

        A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the meeting, by giving written notice to the Secretary of the Company prior to the Meeting, or by giving a later dated proxy.

        The solicitation of proxies from the stockholders is being made by the Board of Directors and management of the Company and the cost of solicitation, including the cost of preparing and making the proxy statement, the proxy, notice of annual meeting and annual report is being paid for by the Company.

RECORD DATE, REQUIRED VOTE,
OUTSTANDING SHARES AND HOLDINGS
OF CERTAIN STOCKHOLDERS

Record Date and Outstanding Shares

        At the close of business on February 22, 2002, the record date fixed for the determination of stockholders entitled to notice of and to vote at the Meeting, there were outstanding 28,834,059 shares of the Company's common stock, par value $0.01 per share, ("Common Stock"), the only class of voting securities outstanding. Only the record holders of Common Stock as of the close of business on February 22, 2002, will be entitled to vote at the Meeting. The presence at the Meeting, in person or by proxy, of stockholders entitled to cast a majority of the votes which all stockholders are entitled to cast will constitute a quorum. Each share of Common Stock is entitled to one vote, without cumulation, on each matter to be voted upon at the Meeting.

Required Vote

        Only votes cast in person at the Meeting or by proxy received by the Company before commencement of the Meeting will be counted at the Meeting. The election of the nominee for director, the amendment to the Certificate of Incorporation, the amendment to the Stock Option Plan, the amendment to the Directors Option Plan and approval of any other matter that may properly come before the Meeting (each a "Proposal") will become effective only upon the affirmative vote of shares of Common Stock representing a majority of the votes cast on such Proposal (whether for or against or abstained on such Proposal). Votes cast as abstentions will not be counted as a vote for or against a Proposal, but will nevertheless have the effect of increasing the total votes cast on the matter and thus increase the number of votes necessary to effectuate such Proposal. So called "broker non-votes" (brokers failing to vote by proxy shares of the Common Stock held in nominee name for customers) will not be counted at the Meeting. The effect of such broker non-votes is to decrease the total votes cast on the matter and thus decrease the number of votes necessary to effectuate a Proposal. The executive officers and directors of the Company own shares, and exercisable rights to acquire shares, representing an aggregate of 3,948,510 shares of Common Stock or 13.7% of the outstanding shares of Common Stock (See "Security Ownership of Certain Beneficial Owners and Management"). Such officers and directors have indicated an intention to the Company to vote in favor of each Proposal.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth, as of the close of business on February 22, 2002, certain information with respect to the beneficial ownership of Common Stock beneficially owned by (i) each director of the Company, (ii) the chief executive officer of the Company and four most highly compensated executive officers of the Company other than the chief executive officer (collectively, the "named officers"), (iii) all executive officers and directors as a group and (iv) each stockholder who is known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of more than 5% of the outstanding Common Stock. Each of the persons listed below has sole voting and investment power with respect to such shares, unless otherwise indicated.

Name of Beneficial Owner	Common Stock Beneficially Owned		Percent of Class
Directors and Named Officers:
William F. Cellini 219 Piasa Street Alton, IL 62002	1,651,456	(a)(b)	5.7
Edward F. Brennan 219 Piasa Street Alton, IL 62002	9,000		*
George L. Bristol 219 Piasa Street Alton, IL 62002	3,000		*
F. Lance Callis 219 Piasa Street Alton, IL 62002	883,778		3.1
Jimmy F. Gallagher 219 Piasa Street Alton, IL 62002	658,428		2.3
John B. Pratt, Sr. 219 Piasa Street Alton, IL 62002	163,000		*
James B. Perry 219 Piasa Street Alton, IL 62002	362,000	(c)	1.3
James A. Gulbrandsen 219 Piasa Street Alton, IL 62002	38,148	(c)	*
Virginia M. McDowell 219 Piasa Street Alton, IL 62002	62,666	(c)	*
Dale R. Black 219 Piasa Street Alton, IL 62002	30,925	(c)	*
Donald J. Malloy 219 Piasa Street Alton, IL 62002	55,925	(c)	*
All directors and executive officers as a group (12 persons)	3,948,510		13.7
Principal Stockholders:
Goldman Sachs Asset Management 32 Old Ship New York, NY 10005	1,642,155	(d)	5.7

*
Less than 1%

(a)
Includes 341,945 shares of Common Stock held in Trust for William F. Cellini, Jr., as beneficiary with an independent third party as sole trustee and 341,944 shares of Common Stock held in Trust for William F. Cellini, Jr., as beneficiary, with William F. Cellini, Jr. and William F. Cellini, father of William F. Cellini, Jr., as co-trustees. Mr. Cellini disclaims beneficial ownership of the 341,945 shares of Common Stock held in the William F. Cellini, Jr. Trust by an independent third party as sole trustee.

(b)
Includes 341,945 shares of Common Stock held in Trust for Claudia Marie Cellini, as beneficiary, with an independent third party as sole trustee and 341,944 shares of Common Stock held in Trust for Claudia Marie Cellini as beneficiary with Claudia Marie Cellini and William F. Cellini, father of Claudia Marie Cellini, as co-trustees. Mr. Cellini disclaims beneficial ownership of the 341,945 shares of Common Stock held in the Claudia Marie Cellini Trust by an independent third party as sole trustee.

(c)
Amounts shown include 183,333 shares of Common Stock for James B. Perry, 2,716 shares of Common Stock for James A. Gulbrandsen, 57,222 shares of Common Stock for Virginia M. McDowell, 26,875 shares of Common Stock for Dale R. Black, 51,975 shares of Common Stock for Donald J. Malloy, and 343,616 of Common Stock for all directors and executive officers as a group represented by stock options exercisable within 60 days of February 22, 2002.

(d)
According to a Schedule 13G filed with the Securities and Exchange Commission under the Exchange Act, Goldman Sachs Asset Management and certain affiliates have shared voting power with respect to 1,500,000 of such shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based on the Company's review of the copies of these reports received by it, and written representations, if any, received from reporting persons with respect to such filings, the Company believes that all filings required to be made by the reporting persons for the period January 1, 2001, to December 31, 2001, were made on a timely basis except for a filing covering the sale of 10,000 shares by Edward F. Brennan and a filing reflecting the termination of a voting trust agreement with Stephanie Pratt representing 1,000,000 shares.

PROPOSAL #1
ELECTION OF BOARD OF DIRECTORS NOMINEE

        The Company has a classified Board of Directors consisting of three classes. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

        At the Meeting, the stockholders will elect one director to hold office, subject to the provisions of the Company's By-laws, until the annual meeting of stockholders in 2005 and until his successor shall have been duly elected and qualified. Unless contrary instructions are given, the shares represented by the enclosed proxy will be voted FOR the election of Mr. William F. Cellini, the nominee set forth below. Proxies cannot be voted for a greater number of directors than the number of nominees named. See "Record Date, Required Vote, Outstanding Shares and Holdings of Certain Stockholders."

        Mr. Cellini has consented to being named in this proxy statement and to serve if elected. However, if Mr. Cellini at the time of his election is unable or unwilling to serve or is otherwise unavailable for election, and as a result another nominee is designated by the Board of Directors, the persons named in the enclosed proxy, or his or her substitute, will have discretion and authority to vote or refrain from voting for such nominee in accordance with their judgment.

        Each director of the Company is currently required to be licensed to serve as a director of the Company by the applicable gaming regulatory authorities in Illinois, Missouri, Louisiana, Indiana and Iowa, and may be subject to similar requirements in other jurisdictions in which the Company may conduct business. The nominee has met these requirements in Illinois, Missouri, Louisiana, Indiana and Iowa. However, should the nominee or any director be found no longer suitable by any regulatory authority having jurisdiction over the Company, that individual shall become ineligible to serve on the Board of Directors and a majority of the remaining directors may appoint a qualified replacement to serve as director for the remaining term of the disqualified director.

        The nominee for election as director, together with certain information about him, is contained below.

Name	Age	Director Since	Present Position with the Company
William F. Cellini	67	1993	Director

        William F. Cellini has been Chairman of the Company's Board of Directors since February 1993. Mr. Cellini has served as Chief Executive Officer of New Frontier Companies, a real estate development, management and construction concern with offices in Chicago and Springfield, Illinois since 1977. Mr. Cellini is a member of the Nominating Committee of the Board of Directors.

RECOMMENDATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
ITS NOMINEE TO SERVE ON THE COMPANY'S BOARD OF DIRECTORS

PROPOSAL #2
AMENDMENT OF COMPANY'S CERTIFICATE OF INCORPORATION
TO INCREASE NUMBER OF AUTHORIZED
SHARES OF COMMON STOCK TO 120,000,000 SHARES

        On February 7, 2002, the Board of Directors adopted a resolution approving a proposal to amend Article FOURTH of the Certificate of Incorporation in order to increase the total number of shares of capital stock that the Company is authorized to issue by 60,000,000 shares from 70,000,085 shares to 130,000,085 shares by increasing the number of shares of Common Stock that the Company is authorized to issue by 60,000,000 shares from 60,000,000 shares to 120,000,000 shares. The Board of Directors determined that such amendment is advisable and directed that the proposed amendment be considered at the Meeting. The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock is required to approve the proposed amendment. There are no rights of appraisal or dissenter's rights that arise as a result of a vote on this issue.

        The full text of the proposed amendment to the Certificate of Incorporation is set forth in Appendix A to this proxy statement. The proposed amendment would not affect the number of authorized shares of Redeemable Common Stock, par value $.01 per share of the Company (the "Redeemable Common Stock"), or Preferred Stock, par value $.01 per share of the Company (the "Preferred Stock").

Purposes and Effects of Increasing the Number of Authorized Shares of Common Stock.

        Under the Certificate of Incorporation, there are currently 70,000,085 authorized shares of capital stock, of which 60,000,000 shares are classified as Common Stock, 85 shares are classified as Redeemable Common Stock and 10,000,000 shares are classified as Preferred Stock. As of February 22, 2002, there were 28,834,059 shares of Common Stock issued and outstanding, 1,373,883 shares of Common Stock reserved for issuance pursuant to the Stock Option Plan, 41,000 shares of Common Stock reserved for issuance pursuant to the Directors Option Plan and 91,440 shares of Common Stock reserved for issuance pursuant to the Warrants. As of February 22, 2002, there were no shares of Redeemable Common Stock or Preferred Stock outstanding.

        Adoption of the proposed amendment would increase the number of authorized shares of capital stock by 60,000,000 shares, all of which would be classified as Common Stock. Therefore, upon adoption of the proposed amendment the number of shares of Common Stock available for future issuance would increase by 60,000,000 shares to 120,000,000 shares. Upon adoption of the proposed amendment, the Board of Directors would be authorized to issue additional shares of Common Stock at such time or times, to such persons and for such consideration as it may determine, except as may be otherwise required by law. The additional shares of Common Stock for which authorization is sought would, if and when issued, have the same rights and privileges as the presently outstanding shares of Common Stock. Holders of shares of Common Stock do not have preemptive rights to subscribe for or purchase any part of any new or additional issuance of shares of Common Stock or securities convertible into shares of Common Stock.

        The Board of Directors believes that the number of authorized shares of Common Stock should be increased by 60,000,000 to provide sufficient shares for use for such corporate purposes as may be determined advisable by the Board of Directors, without further action or authorization by the stockholders. Such corporate purposes might include the acquisition of capital funds through the sale of stock, the acquisition of other corporations, businesses or properties, or the declaration of stock dividends in the nature of a stock split. There are no current plans, agreements, arrangements, or understandings with respect to the issuance of any of the shares of Common Stock which would be authorized by the proposed amendment; however, the Board of Directors believes that the availability of shares would afford the Company flexibility in considering and implementing any of the corporate transactions enumerated above to take advantage of favorable market conditions and opportunities without the delay and expense associated with the holding of a special meeting of its shareholders.

        The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share. In addition, the issuance of additional shares may have a dilutive effect on the voting power of the current stockholders because such stockholders do not have preemptive rights. Finally, the proposed amendment could, under certain circumstances, have an anti-takeover effect, because it would enable the Board of Directors to issue shares of Common Stock to persons who are opposed to a takeover bid. This could deter transactions that may result in a change of control of the Company, including transactions in which stockholders may receive a premium for their shares over the current market prices. The Board of Directors, however, has presented the proposed amendment for the purposes described above and not with the intent that it be utilized as a type of anti-takeover device.

RECOMMENDATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF
INCORPORATION TO INCREASE THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK TO 120,000,000 SHARES

PROPOSAL #3
AMENDMENT OF THE STOCK OPTION PLAN
TO INCREASE THE NUMBER OF SHARES
RESERVED FOR ISSUANCE TO 3,500,000 SHARES

        On February 7, 2002, the Board of Directors adopted a resolution approving a proposal to amend the Company's Stock Option Plan to (i) increase the number of shares authorized for grant under the Stock Option Plan by 1,000,000 shares from 2,500,000 shares to 3,500,000 shares and (ii) establish 600,000 shares of Common Stock as the maximum number of shares that may be subject to options granted under the Stock Option Plan during any calendar year to any one optionee. The specific proposed amendments to the Stock Option Plan are attached as Appendix B to this proxy statement. The Board of Directors determined that such amendments were advisable and directed that the proposed amendments be considered at the Meeting. The proposed amendments to the Stock Option Plan will be effective upon the approval of the holders of at least a majority of the outstanding shares of Common Stock. There are no rights of appraisal or dissenter's rights that arise as a result of a vote on this issue. A summary of the material terms of the Stock Option Plan is set forth below and is qualified in its entirety by reference to the Stock Option Plan, a copy of which is attached as Exhibit A.

        Purpose and Administration of Stock Option Plan.    The purpose of the Stock Option Plan is to provide additional incentive to employees of the Company. The Stock Option Plan is administered by the Compensation Committee of the Board of Directors, which is composed of three directors who are not employees of the Company.

        Shares Subject to the Plan.    Currently, a total of 2,500,000 shares of Common Stock are authorized and reserved for issuance under the Stock Option Plan. Since its inception through March 8, 2002, options, net of forfeitures, representing the right to acquire 1,126,117 shares of Common Stock have been granted under the Stock Option Plan. Upon approval of the amendments, an additional 1,000,000 shares of Common Stock, for a total of 3,500,000 shares of Common Stock, will be reserved for issuance under the Stock Option Plan. In addition, if the Company is involved in a change of capitalization, the options granted under the Stock Option Plan will be adjusted or, under certain conditions, will terminate. If any option expires or terminates for any reason, without having been exercised in full, the unpurchased shares subject to such option will be available again for the purposes of the Stock Option Plan.

        Participation.    The Stock Option Plan provides for the grant of non-qualified stock options to key employees of the Company and its subsidiaries, including officers. Currently, approximately 52 employees are eligible to participate in the Stock Option Plan. The number of participants could increase based upon future growth by the Company. The selection of participants will be based upon the Compensation Committee's opinion that the participant is in a position to contribute materially to the Company's continued growth and development and to its long-term financial success. No employee may receive in any calendar year options on more than 500,000 shares. Upon approval of the amendments, the maximum number of options granted during any calendar year to any one optionee will be increased to 600,000 shares.

        Terms of Options.    The term of each option will be fixed by the Compensation Committee on the date of grant of such options, provided that the maximum term of each option is 10 years from the date of grant.

        Option Price.    Shares subject to an option granted under the Stock Option Plan may be purchased for cash or, at the discretion of the Compensation Committee, through the delivery of shares of Common Stock or such other means as the Compensation Committee deems appropriate. The option price for such shares will be fixed by the Compensation Committee on the date of grant of such options.

        Tax Consequences of Options.    There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonqualified stock option under the Stock Option Plan. When the optionee exercises a nonqualified option, however, he or she will realize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

        Approval and Termination.    The Company adopted the Stock Option Plan in February 1993. The Board of Directors may amend, suspend, or terminate the Stock Option Plan, except that, unless approved by the stockholders of the Company, no amendment will increase the total number of shares of Common Stock that may be issued under the Stock Option Plan.

        New Plan Benefits.    It is not possible to state the persons who will receive options or awards under the Stock Option Plan in the future, nor the amount of options or awards that will be granted thereunder. The following table provides information with respect to options granted since the beginning of fiscal year 2001 under the Stock Option Plan to (i) each of the named officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group and (iv) all employees who are not executive officers or directors of the Company.

Name and Position	Number of Options	Dollar Value(1)
James B. Perry, President and Chief Executive Officer	—	$—
James A. Gulbrandsen, Senior Vice President—Operations	—	—
Virginia M. McDowell, Senior Vice President—Sales and Marketing	—	—
Dale R. Black, Senior Vice President and Chief Financial Officer	—	—
Donald J. Malloy, Senior Vice President, Secretary and General Counsel	—	—
All current directors who are not executive officers(2)	—	—
All current executive officers	—	—
All employees who are not executive officers or directors	5,089	59,058

Total	5,089	$59,058

(1)
The dollar value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: dividend yield of zero; expected volatility 51.3%; risk-free interest rate of 4.75%; and expected option life of five years.

(2)
Directors are not eligible to participate in the Stock Option Plan.

RECOMMENDATION
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR THE AMENDMENT OF THE STOCK OPTION PLAN
TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE TO 3,500,000 SHARES

PROPOSAL #4
AMENDMENT OF THE DIRECTORS OPTION PLAN
TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE TO 100,000 SHARES

        On February 7, 2002, the Board of Directors adopted a resolution approving a proposal to amend the Company's 1993 Directors Stock Option Plan to increase the number of shares authorized for grant under the Directors Option Plan by 50,000 shares from 50,000 shares to 100,000 shares. The specific proposed amendments to the Directors Option Plan are attached as Appendix C to this proxy statement. The Board of Directors also made certain technical amendments to the Directors Option Plan that are not subject to the stockholder approval solicited by this proxy statement. The Board of Directors determined that such amendments were advisable and directed that the proposed amendments be considered at the Meeting. The proposed amendments to the Directors Option Plan will be effective upon the approval of the holders of at least a majority of the outstanding shares of Common Stock. There are no rights of appraisal or dissenter's rights that arise as a result of a vote on this issue. A summary of the material terms of the Directors Option Plan is set forth below and is qualified in its entirety by reference to the Directors Option Plan, a copy of which is attached as Exhibit B.

        Purpose and Administration of Directors Option Plan.    The purpose of the Directors Option Plan is to provide additional incentive to directors of the Company. The Directors Option Plan is administered by the Compensation Committee of the Board of Directors, which is composed of three directors who are not employees of the Company.

        Shares Subject to the Plan.    Currently, a total of 50,000 shares of Common Stock are authorized and reserved for issuance under the Directors Option Plan. Since its inception through March 8, 2002, options, net of forfeitures, representing the right to acquire 9,000 shares of Common Stock have been granted under the Directors Option Plan. Upon approval of the amendments, an additional 50,000 shares of Common Stock will be reserved for issuance under the Directors Option Plan. In addition, if the Company is involved in a change of capitalization, the options granted under the Directors Option Plan will be adjusted or, under certain conditions, will terminate. If any option expires or terminates for any reason, without having been exercised in full, the unpurchased shares subject to such option will be available again for the purposes of the Directors Option Plan.

        Participation.    The Directors Option Plan provides for the grant of non-qualified stock options to non-employee directors of the Company. Pursuant to the Directors Option Plan each non-employee director is granted as of the date of their election a non-qualified stock option for 3,000 shares of Common Stock exercisable 1,000 as of date of grant and 1,000 on the first and second anniversaries of the date of grant. Additional stock option grants under the Directors Option Plan may be approved by the Compensation Committee provided that no director may receive more than 5,000 options in any one year.

        Terms of Options.    The term of each option will be fixed by the Compensation Committee on the date of grant of such options; provided that the maximum term of each option is 5 years from the date of grant.

        Option Price.    Shares subject to an option granted under the Directors Option Plan may be purchased for cash or, at the discretion of the Compensation Committee, through the delivery of shares of Common Stock or such other means as the Compensation Committee deems appropriate. The option price for such shares will be the reported closing price of the Company's Common Stock on the date of grant of such options.

        Tax Consequences of Options.    There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonqualified stock option under the Directors Option Plan. When the optionee exercises a nonqualified option, however, he or she will realize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

        New Plan Benefits.    It is not possible to state the persons who will receive options or awards under the Directors Option Plan in the future, nor the amount of options or awards that will be granted thereunder. The following table provides information with respect to options granted since the beginning of fiscal year 2001 under the Directors Option Plan.

Name and Position	Number of Options	Dollar Value(1)
William F. Cellini	1,500	$17,265
George L. Bristol	1,500	17,265
Jimmy F. Gallagher	1,500	17,265
F. Lance Callis	1,500	17,265
John B. Pratt, Sr.	1,500	17,265
Edward F. Brennan	1,500	17,265

Total	9,000	$103,590

(1)
The dollar value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following price assumptions: dividend yield of zero; expected volatility 51.3%; risk-free interest rate of 4.75%; and expected option life of five years.

        Approval and Termination.    The Company adopted the Directors Option Plan in February 1993. The Board of Directors may amend, suspend, or terminate the Directors Option Plan, except that, unless approved by the stockholders of the Company, no amendment will increase the total number of shares of Common Stock that may be issued under the Directors Option Plan.

RECOMMENDATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE AMENDMENT OF THE DIRECTORS OPTION PLAN
TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE TO 100,000 SHARES

EQUITY COMPENSATION PLAN DATA

        The following table gives information about the Company's Common Stock that may be issued upon exercise of options under all of the Company's existing compensation plans as of December 31, 2001, including the Stock Option Plan and Directors Option Plan.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders:
Stock Option Plan	610,585	$7.57	1,373,883
Directors Option Plan	9,000	$22.30	41,000
Equity compensation plans not approved by security holders:
None	N/A	N/A	N/A

Total	619,585	$7.78	1,414,883

MANAGEMENT

Directors and Executive Officers

        The following table sets forth the names and ages of the Company's directors and executive officers.

Name	Age	Position
William F. Cellini	67	Chairman of the Board of Directors
George L. Bristol (a)	61	Director
Jimmy F. Gallagher (a)	73	Director
F. Lance Callis (b)	66	Director
John B. Pratt, Sr. (b)	79	Director
Edward F. Brennan (b)	61	Director
James B. Perry (a)	52	Director, President and Chief Executive Officer
James A. Gulbrandsen	61	Senior Vice President—Operations
Virginia M. McDowell	44	Senior Vice President—Sales and Marketing
Dale R. Black	38	Senior Vice President and Chief Financial Officer
Donald J. Malloy	40	Senior Vice President, Secretary and General Counsel
R. Ronald Burgess	58	Senior Vice President—Human Resources

(a)
Messrs. Bristol, Perry and Gallagher comprise a class of directors whose term expires in 2003.

(b)
Messrs. Callis, Pratt and Brennan comprise a class of directors whose term expires in 2004.

        William F. Cellini has been Chairman of the Company's Board of Directors since February 1993. Mr. Cellini has served as Chief Executive Officer of New Frontier Companies, a real estate development, management and construction concern with offices in Chicago and Springfield, Illinois since 1977. Mr. Cellini is a member of the Nominating Committee of the Board of Directors.

        George L. Bristol has been President of GLB, Inc., a consulting firm, for over 20 years. He has been a member of the Board of Directors of the Company since January 1995 and is a member of its Audit Committee. Mr. Bristol was the Acting Chief Executive Officer of the Company from January 13, 1997 to April 20, 1997.

        Jimmy F. Gallagher has been a director of the Company since February 1993 and is currently a member of its Nominating Committee and Audit Committee. Mr. Gallagher retired from the gaming industry in March 1991. From March 1990 to March 1991, he was Supervisor of Casino Games for the Park Hotel and Casino in Las Vegas, Nevada.

        F. Lance Callis has been a partner with the law firm of Callis, Papa, Jackstadt, Szewczyk, Rongey & Danzinger P.C. (formerly Pratt & Callis, P.C.), with offices in St. Louis, Missouri and Granite City, Illinois for over 15 years. Mr. Callis has been a member of the Board of Directors of the Company since February 1993 and is a member of its Compensation Committee and Nominating Committee.

        John B. Pratt, Sr. has practiced law in White Hall, Illinois as a sole practitioner for over 15 years. He has been a member of the Board of Directors of the Company since February 1993 and is a member of its Compensation Committee, Nominating Committee and Audit Committee.

        Edward F. Brennan has been a partner with the law firm of Brennan, Jones & Brennan P.C. (formerly Brennan, Cates & Constance) in Belleville, Illinois for over 15 years. He has been a member of the Board of Directors of the Company since January 1995 and also serves on the Audit Committee and Compensation Committee.

        James B. Perry has been President and Chief Executive Officer of the Company since April 21, 1997. Mr. Perry was elected to the Board of Directors during 2000. From August 1996 to April 1997, Mr. Perry was President of the Hospitality Group of Keating Building Group. From 1976 to August 1996, Mr. Perry was employed by Aztar Corporation in numerous positions, including President and General Manager of TropWorld Casino and Entertainment Resort in Atlantic City, New Jersey.

        James A. Gulbrandsen has been Senior Vice President—Operations since June 1, 1997. From late 1996 to May 1997, Mr. Gulbrandsen was retired. From 1992 to 1996, Mr. Gulbrandsen was an owner/operator of the Womack Casino in Cripple Creek, Colorado.

        Virginia M. McDowell has been Senior Vice President—Sales and Marketing since June 1, 1997. From September 1996 to May 1997, Ms. McDowell was General Manager of the Northeast Office of Casino Data Systems, Inc. From 1984 to August 1996, Ms. McDowell held numerous positions with Aztar Corporation including Vice President of Business Development of TropWorld Casino and Entertainment Resort in Atlantic City, New Jersey.

        Dale R. Black has been the Senior Vice President and Chief Financial Officer since April 1998. From April 1993 to March 1998, Mr. Black served as Corporate Controller. Prior to joining the Company, Mr. Black held various financial management positions throughout his career in both industry and with a "Big Five" public accounting firm.

        Donald J. Malloy has been Senior Vice President, Secretary and General Counsel since April 1999. From January 1996 to April 1999 Mr. Malloy served as Vice President and Corporate Counsel. On January 8, 1999, Mr. Malloy assumed the additional role of Secretary. From June 1990 to December 1995, Mr. Malloy was an attorney with Winston & Strawn in Chicago Illinois.

        R. Ronald Burgess has been Senior Vice President—Human Resources since June 1999. From July 1986 to June 1999, Mr. Burgess served in several human resources leadership roles with Harrah's Entertainment and the predecessor organization Promus Companies and Holiday Corporation in Memphis.

Compensation of Directors

        Directors who are not employees of the Company receive a fee of $25,000 per annum plus $1,000 per board meeting and $900 per committee meeting. An additional annual fee of $2,500 is paid to each committee chairman. The Board of Directors has created a Business Continuity Committee comprised of two directors, George L. Bristol and Edward F. Brennan, to examine and recommend improvements to the Company's contingency plans in the event of unforeseen business interruptions, such as a terrorist attack. Because of the substantial additional work involved, Business Continuity Committee members receive $2,500 per committee meeting. Directors who are employees of the Company do not receive additional compensation for service as a director. In addition, pursuant to the Directors Option Plan each non-employee director is granted as of the date of their election a non-qualified stock option for 3,000 shares of Common Stock exercisable 1,000 as of date of grant and 1,000 on the first and second anniversaries of the date of grant. Additional stock option grants under the Directors Option Plan may be approved by the Compensation Committee provided that no director may receive more than 5,000 options in any one year. The option price for directors is the reported closing price of the Common Stock as of the date of grant. As of the date of this proxy statement, 9,000 options are outstanding under the Directors Option Plan.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

        The Board of Directors met eight times during 2001. Six members of the Board of Directors participated in all of the meetings of the Board of Directors and in all committees on which such director served. One Board member, John B. Pratt, Sr., whose attendance was impacted by a short-term illness, participated in 63% of the aggregate total number of Board of Directors meetings and 85% of his committee meetings.

        The Board of Directors has established permanent audit, compensation and nominating committees. The membership of each of these committees is determined from time to time by the Board of Directors and, to date, only outside directors have served on these committees.

        The Audit Committee held four meetings during 2001 and consists of Messrs. Brennan, Pratt, Gallagher and Bristol. The Audit Committee is currently composed of independent directors (as independence is defined in Section 303.01(B) of the NYSE listing standards). The Audit Committee, subject to the requirements of the applicable state gaming laws and regulatory authorities, appoints a firm of independent certified public accountants to audit the books and accounts of the Company. In addition, the Committee reviews and approves the scope and cost of all services (including non-audit services) provided by the firm selected to conduct the audit. The Committee also monitors the effectiveness of the audit effort and financial reporting, and inquires into the adequacy of financial and operating controls. The Board of Directors has adopted a written charter for the Audit Committee, and a copy of this charter is included as an appendix to this proxy statement The report of this Committee is set forth later in this proxy statement.

        The Compensation Committee held three meetings in 2001 and consists of Messrs. Callis, Brennan and Pratt. The Compensation Committee reviews and approves salaries and other matters relating to compensation of the senior officers of the Company, including the administration of the Stock Option Plan. The Compensation Committee also formulates the Company's compensation policies and recommends compensation programs to the Board of Directors, including the administration of the Directors Stock Option Plan. The report of the Compensation Committee is set forth later in this proxy statement.

        The Nominating Committee held one meeting in 2001 and consists of Messrs. Callis, Cellini, Pratt, and Gallagher. The Nominating Committee met in February 2002 to propose the nominee whose election to the Company's Board of Directors is a subject of this proxy statement. The Nominating Committee will consider nominees who are recommended by stockholders, provided such nominees are recommended in accordance with the nominating procedures set forth in the Company's By-laws.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth annual and long-term compensation for the Company's Chief Executive Officer and four other most highly compensated officers during 2001 (collectively, the "named officers"), as well as certain other compensation information for the named officers during the years indicated.

Summary Compensation Table

		Annual Compensation			Long Term Compensation(a)
Name and Principal Position				Other Annual Compensation (b)		All Other Compensation
	Year	Salary	Bonus		Stock Options (#)
James B. Perry Director, President and Chief Executive Officer	2001 2000 1999	$563,465 500,006 466,162	$929,506 — 263,387	— — —	— — 200,000	$5,324,309(c 826,041(c 80,908(c	) ) )
James A. Gulbrandsen Senior Vice President—Operations	2001 2000 1999	275,002 260,577 242,788	406,355 167,678 —	— — —	— 8,148 —	2,078,981(d 413,458(d 11,779(d	) ) )
Virginia M. McDowell Senior Vice President—Sales and Marketing	2001 2000 1999	225,000 211,539 192,788	333,135 204,181 —	— — —	— 6,666 —	618,223(e 262,668(e 10,090(e	) ) )
Dale R. Black Senior Vice President and Chief Financial Officer	2001 2000 1999	200,000 186,538 167,788	354,915 392,204 473,707	— — —	— 5,925 —	679,246(f 17,096(f 12,739(f	) ) )
Donald J. Malloy Senior Vice President, Secretary and General Counsel	2001 2000 1999	200,000 186,538 159,134	354,915 391,832 448,461	— — —	— 5,925 —	12,164(g 8,129(g 11,327(g	) ) )

(a)
The Company does not have long-term incentive plans and has not granted stock appreciation rights.

(b)
For each person named, "Other Annual Compensation" is below the level where disclosure would be required.

(c)
2001—Other compensation includes a car allowance of $9,600, matching contributions to the Company's 401(k) Plan of $2,000, stock option exercises of $5,305,625 (representing the aggregate difference between weighted average stock price at exercise of $24.635 and weighted average stock option price of $3.4125) and reimbursement of medical expenses.

2000—Other compensation includes a car allowance of $9,600, compensation from restricted stock of $808,125, matching contributions to the Company's 401(k) Plan of $2,000, and reimbursement of medical expenses.

1999—Other compensation includes a car allowance of $9,600, dues of $17,850, house sale commission of $35,377, matching contributions to the Company's 401(k) Plan of $2,000 and reimbursement of medical expenses.

(d)
2001—Other compensation includes a car allowance of $7,200, matching contributions to the Company's 401(k) Plan of $2,000, stock option exercises of $2,055,375 (representing the aggregate difference between stock price at exercise of $22.70 and stock option price of $3.125) and reimbursement of medical expenses.

2000—Other compensation includes a car allowance of $7,200, matching contributions to the Company's 401(k) Plan of $2,000, stock option exercises of $398,250 and reimbursement of medical expenses.

1999—Other compensation includes a car allowance of $7,200, matching contributions to the Company's 401(k) Plan of $2,000 and reimbursement of medical expenses.

(e)
2001—Other compensation includes a car allowance of $7,200, matching contributions to the Company's 401(k) plan of $2,000, stock option exercises of $596,000 (representing the aggregate difference between stock price at exercise of $32.925 and stock option price of $3.125) and reimbursement of medical expenses.

2000—Other compensation includes a car allowance of $7,200, matching contributions to the Company's 401(k) Plan of $2,000, stock option exercises of $248,906 and reimbursement of medical expenses.

1999—Other compensation includes a car allowance of $7,200, matching contributions to the Company's 401(k) Plan of $2,000 and reimbursement of medical expenses.

(f)
2001—Other compensation includes a car allowance of $6,000, matching contributions to the Company's 401(k) plan of $2,000, stock option exercises of $665,000 (representing the aggregate difference between stock price at exercise of $30.85 and stock option price of $4.25) and reimbursement of medical expenses.

2000—Other compensation includes a car allowance of $6,000, matching contributions to the Company's 401(k) plan of $2,000 and reimbursement of medical expenses.

1999—Other compensation includes a car allowance of $6,000, matching contributions to the Company's 401(k) plan of $2,000 and reimbursement of medical expenses.

(g)
2001—Other compensation includes a car allowance of $6,000, matching contributions to the Company's 401(k) plan of $2,000 and reimbursement of medical expenses.

2000—Other compensation includes a car allowance of $6,000 and matching contributions to the Company's 401(k) plan of $2,000.

1999—Other compensation includes a car allowance of $6,000, matching contributions to the Company's 401(k) plan of $2,000 and reimbursement of medical expenses.

Option Grants in Last Fiscal Year

        The Company granted no options to named officers during the year ended December 31, 2001.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth information concerning options exercised during 2001 and presents the value of unexercised options held by the named officers at fiscal year end.

Name	Shares Acquired on Exercise (#)(a)	Value Realized ($)	Number of Unexercised Options at Fiscal Year End (#) Exercisable/Unexercisable	Value of Unexercised In-The-Money Options at Fiscal Year End (b) Exercisable/Unexercisable
James B. Perry	250,000	$5,305,625	183,333/66,667	$3,999,875/2,545,750
James A. Gulbrandsen	105,000	2,055,375	2,716/5,432	39,436/78,873
Virginia M. McDowell	20,000	596,000	57,222/4,444	1,638,676/64,527
Dale R. Black	25,000	665,000	26,975/3,950	758,420/57,354
Donald J. Malloy	—	—	51,975/3,950	1,489,052/57,354

(a)
Options totaling 400,000 were exercised by the named executive officers during 2001.

(b)
The last reported sale price of the Common Stock on the New York Stock Exchange on December 31, 2001, was $32.52.

Employment and Other Agreements

        Mr. James B. Perry entered into a four year employment agreement on April 22, 1999, pursuant to which Mr. Perry agreed to serve as President and Chief Executive Officer of the Company. This new agreement replaced an agreement that was set to expire in April 2000. Under the terms of the agreement, Mr. Perry is to be paid $500,000 annually for the first two years and $600,000 annually for the last two years. In addition, Mr. Perry received a signing bonus of $263,387, reimbursement for club dues, not to exceed $75,000, and an additional 200,000 options under the Company's 1993 Employee Stock Option Plan. The entire 100,000 restricted share block of Common Stock previously granted to Mr. Perry pursuant to his original employment agreement was released from escrow on April 21, 2000. In the event of a change in control of the Company, Mr. Perry receives a payment equal to one times his annual salary. The non-competition provision of the agreement restricts Mr. Perry from engaging in competition in any jurisdictions where the Company maintains gaming facilities (including managed properties) for a period of 12 months following resignation or termination.

        Mr. James A. Gulbrandsen entered into an employment agreement dated as of January 1, 2002, pursuant to which Mr. Gulbrandsen agreed to serve as Senior Vice President—Operations of the Company. Under the terms of the agreement, Mr. Gulbrandsen is to be paid $300,000 annually. In addition, Mr. Gulbrandsen is a participant in the Company's Corporate Incentive Bonus Plan. In the event of a change of control of the Company in which Mr. Gulbrandsen is not retained or is offered a lesser position or elects to leave following the change of control, Mr. Gulbrandsen receives a payment equal to three times his annual salary. The non-competition provision of the agreement restricts Mr. Gulbrandsen from engaging in competition in any jurisdiction where the Company maintains gaming facilities (including managed properties) for a period of 12 months following termination.

        Ms. Virginia M. McDowell entered into an employment agreement dated as of January 1, 2002, pursuant to which Ms. McDowell agreed to serve as Senior Vice President—Sales and Marketing of the Company. Under the terms of the agreement, Ms. McDowell is to be paid $250,000 annually. In addition, Ms. McDowell is a participant in the Company's Corporate Incentive Bonus Plan. In the event of a change of control of the Company in which Ms. McDowell is not retained or is offered a lesser position or elects to leave following the change of control, Ms. McDowell receives a payment equal to three times her annual salary. The non-competition provision of the agreement restricts Ms. McDowell from engaging in competition in any jurisdiction where the Company maintains gaming facilities (including managed properties) for a period of 12 months following termination.

        Mr. Dale R. Black entered into an employment agreement dated as of January 1, 2002, pursuant to which Mr. Black agreed to serve as Senior Vice President and Chief Financial Officer. Under the terms of the agreement, Mr. Black is to be paid $240,000 annually. In addition, Mr. Black is a participant in the Company's Corporate Incentive Bonus Plan. In the event of a change of control of the Company in which Mr. Black is not retained or is offered a lesser position or elects to leave following the change of control, Mr. Black receives a payment equal to three times his annual salary. The non-competition provision of the agreement restricts Mr. Black from engaging in competition in any jurisdiction where the Company maintains gaming facilities (including managed properties) for a period of 12 months following termination.

        Mr. Donald J. Malloy entered into an employment agreement dated as of January 1, 2002, pursuant to which Mr. Malloy agreed to serve as Senior Vice President, Secretary and General Counsel. Under the terms of the agreement, Mr. Malloy is to be paid $240,000 annually. In addition, Mr. Malloy is a participant in the Company's Corporate Incentive Bonus Plan. In the event of a change of control of the Company in which Mr. Malloy is not retained or is offered a lesser position or elects to leave following the change of control, Mr. Malloy receives a payment equal to three times his annual salary. The non-competition provision of the agreement restricts Mr. Malloy from engaging in competition in any jurisdiction where the Company maintains gaming facilities (including managed properties) for a period of 12 months following termination.

        Mr. R. Ronald Burgess entered into an employment agreement dated as of January 1, 2002, pursuant to which Mr. Burgess agreed to serve as Senior Vice President—Human Resources. Under the terms of the agreement, Mr. Burgess is to be paid $200,000 annually. In addition, Mr. Burgess is a participant in the Company's Corporate Incentive Bonus Plan. In the event of a change of control of the Company in which Mr. Burgess is not retained or is offered a lesser position or elects to leave following the change of control, Mr. Burgess receives a payment equal to three times his annual salary. The non-competition provision of the agreement restricts Mr. Burgess from engaging in competition in any jurisdiction where the Company maintains gaming facilities (including managed properties) for a period of 12 months following termination.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

        No member of the Compensation Committee of the Company was, during the year ended December 31, 2001, an officer, former officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, (ii) the Board of Directors of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, or (iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of the Company's Board of Directors, during the year ended December 31, 2001.

COMMITTEE REPORTS

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report and Performance Graph shall not be deemed to be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT

The Compensation Committee

        The Compensation Committee is responsible for the administration of the Company's executive compensation program. The Committee is made up of three Directors who are not employees of the Company. It is responsible for setting the compensation levels of the Company's Chief Executive Officer and other senior executives, including the executives named in the Summary Compensation Table. The Committee is also responsible for the administration of certain compensation and benefit plans. The Committee met three times during fiscal year 2001.

Compensation Philosophy

        The Committee believes that the Company's executive compensation program should attract and retain talented executives. The Committee provides its executives with the opportunity to earn significant compensation if the Company and the individual meet or exceed challenging performance goals. This strategy has helped the Company attract, retain and motivate high quality executives. The Committee periodically reviews a number of independent compensation surveys as guidelines to determine competitive pay practices. The survey data is reviewed directly and is also summarized by independent compensation consultants. Generally, the survey data used is primarily for gaming and entertainment companies of similar size to the Company and based in the United States. However, since the Company's competition for executive talent is not limited to the gaming industry, compensation data for other companies of similar size is also considered. The survey data used to assess the Company's executive compensation includes some companies that are small and mid-cap sized casino companies as well as other entertainment and non-entertainment companies.

        The income tax deductions of publicly traded companies may be limited to the extent total compensation for particular executive officers exceeds $1 million during any year. This deduction limit, however, does not apply to payments which qualify as "performance based." The Committee has reviewed the regulations issued by the Internal Revenue Service and will continue to review the application of these rules to future compensation. However, the Committee intends to continue basing its executive compensation decisions primarily upon performance achieved, both corporate and individual, while retaining the right to make subjective decisions and to award compensation that may or may not meet all of the Internal Revenue Service's requirements for deductibility.

        The Committee believes that the total compensation provided to the Company's executives is both prudent and competitive. Also, the Committee believes that the program has helped to successfully focus the Company's executive team on increasing Company performance and stockholder value.

Base Salaries

        Base salaries are determined at the discretion of the Committee based on a review of competitive market pay practices, performance evaluations and expected future individual contributions. The Committee uses the median of the range of base salaries from independent compensation surveys to target the Company's base salary levels. However, it also considers an individual's unique position, responsibilities and performance in setting salary levels. In reviewing individual performances, the Committee considers the views of the Chief Executive Officer, Mr. James B. Perry, with respect to other executive officers.

Annual Incentives

        The Company has adopted a Value Added Incentive Plan (the "Value Added Plan"). The Value Added Plan's objectives are to enhance commitment to the long-term success of the Company by linking personal financial rewards to the growth in value of the Company, by increasing the Company's Value Added (as defined below), and to increase the Company's ability to attract and retain key executives.

Under the Value Added Plan, annual incentives are determined by establishing target incentive awards based on a percentage of base salary. Actual earned bonus awards are based on performance depending upon the responsibilities of the participant. Performance is measured by the cumulative growth of Value Added and then by comparing the actual Value Added against a target Value Added as designated by the Committee. The term "Value Added" is defined as after-tax operating cash flow (before interest expense), less a capital charge for all capital invested in the Company or division, as applicable. The term "capital charge" is defined as the Company's weighted average, after-tax, cost of capital, representing a blend of the Company's equity and debt capital cost.

        The Company has also adopted the Stock Price Incentive Plan (the "Stock Price Plan"). The Stock Price Plan's objective is to enhance commitment to the long-term growth in the Company's Common Stock price and to increase the Company's ability to attract and retain key executives. Under the Stock Price Plan, annual incentives are determined based upon the amount of the increase or decrease in the stock price for the quarter versus the prior quarter. Decreases in the stock price in a quarter versus the prior quarter result in reductions of the unpaid amounts from the previous quarters.

        For 2002, corporate executives and managers bonus awards will be based 60% on the Value Added Plan, as measured on a consolidated basis, and 40% on the Stock Price Plan. The Company's General Manager bonus awards will be based 70% on the Value Added Plan as measured on a consolidated basis, 15% on the Value Added Plan as measured for their respective property and 15% on the Stock Price Plan. Direct reports to property General Managers bonus awards will be based 90% on the Value Added Plan as measured for their respective property and 10% on the Stock Price Plan.

        Annual incentive target awards for the Chief Executive Officer and the other executives named in the Summary Compensation Table range from 25% to 75% of salary. Actual cash awards are paid out over the succeeding four quarters out of the participant's bonus reserve account, an account maintained for each participant which includes any earned but unpaid bonuses from prior quarters. This bonus reserve account may also contain a negative balance from prior quarters, and in such cases the negative amount must be offset against any positive reserve amount. The annual incentive for the Chief Executive Officer is discussed under the "Chief Executive Officer Compensation" section below.

Long-Term Incentives

        From time to time, the Committee has granted stock options and restricted shares to the Company's executives in order to align their interests with the interests of stockholders. Since stock options are granted at market price, the actual value of the stock options is wholly dependent on an increase in the price of the Company's Common Stock. Stock options are considered effective long-term incentives by the Committee because an executive is rewarded only if the value of the Company's Common Stock increases, thus increasing stockholder value. In determining grants of stock awards for executives, the Committee has reviewed competitive data of long-term incentive practices at other gaming and entertainment companies and companies of similar size to the Company but in other industries. The Committee also takes into account the level of past stock compensation grants and the value of those grants in determining awards for the Company's executives.

        No stock options were granted under the Stock Option Plan during 2001. The number of stock awards granted is generally based on the Committee's review of the individual executive's position and potential within the Company and the level of past stock compensation awards granted to the individual executive.

        In September 1999, the Committee adopted a Management Deferred Compensation Plan for executives of the Company and the divisional general managers. The plan permits the eligible employee to defer up to 25% of base salary and 50% of bonus to the quarter in which the employee is terminated or upon change in control. The payout of the deferred compensation can be on a lump sum basis or in 5 or 10 year installments.

Chief Executive Officer Compensation

        Based upon the assessment of the criteria outlined above, the Compensation Committee also established the compensation levels of the Company's Chief Executive Officer, James B. Perry, and entered into a four-year employment agreement in April 1999. Under the terms of such agreement, Mr. Perry, who also serves as President of the Company, was granted an annual base salary of $500,000 annually for the first two years and $600,000 annually for the last two years. In addition, Mr. Perry was given a signing bonus of $263,387, reimbursement for club dues not to exceed $75,000, and an additional 200,000 options under the Company's incentive stock option program. In April 2001, the Compensation Committee determined effective January 1, 2001, Mr. Perry was eligible to participate in the Annual Incentive Plan in a target amount of 75% of his base salary.

        This report is submitted by F. Lance Callis, Edward F. Brennan and John B. Pratt, Sr., being all of the members of the Compensation Committee.

F. LANCE CALLIS EDWARD F. BRENNAN JOHN B. PRATT, SR.

AUDIT COMMITTEE REPORT

        The Audit Committee is composed of four independent directors and operates under a written charter adopted by the Board of Directors, attached as Appendix D. The Company's management is responsible for its internal accounting controls and the financial reporting process. The Company's independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management, the internal auditors and the independent auditors, the quality and adequacy of the Company's internal controls and the internal audit department's organization, responsibilities, budget and staffing. The Committee reviewed both with the independent and internal auditors their audit plans, audit scope, and identification of audit risks.

        The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

        Based on the Audit Committee's discussions with management and the independent auditors and the audit committee's review of the representations of management and the report of the independent accountants, the audit committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

        The following table presents fees billed for professional services rendered for the audit of our annual financial statements and review of our Forms 10-Q and fees billed for other services rendered by Ernst & Young LLP for 2001:

Audit fees	$473,000
Financial information systems design and implementation fees	—
All other fees:
Audit related fees (primarily accounting consultations, SEC registration statements and required compliance audits)	$437,000
Non-audit fees	54,000

Total of all other fees	$491,000

The Audit Committee has considered whether the independent accountant's provision of non-audit services is compatible with maintaining the independent accountant's independence.

        This report is respectfully submitted by the Audit Committee of the Board of Directors.

EDWARD F. BRENNAN JOHN B. PRATT, SR. JIMMY F. GALLAGHER GEORGE L. BRISTOL

PERFORMANCE GRAPH

        The following graph sets forth the cumulative total stockholder return from December 31, 1996 through December 31, 2001, of the Company, the Nasdaq Broad Market and the Nasdaq Amusement and Recreation Services Index (the "Peer Group Index"), which the Company considers to be its peer industry group. The graph assumes an investment of $100 on December 31, 1996, in each of the Common Stock, the stocks comprising the Nasdaq Broad Market, and the stocks comprising the Peer Group Index.

COMPARISON OF FIVE-YEAR TOTAL CUMULATIVE RETURN* AMONG ARGOSY
GAMING CO., NASDAQ STOCK MARKET INDEX (U.S. Companies), AND A PEER GROUP OF
NASDAQ STOCKS (SIC 7900-7999—Amusement and Recreation Services—U.S. Companies)

*
Assumes $100 investment in the common stock of Argosy Gaming Co., Nasdaq Stock Market Index (U.S. Companies) and Peer Group Nasdaq Stocks (SIC 7900-7999 U.S. Companies) derived from compounded daily returns with dividend reinvestment on the exdate.

MARKET FOR REGISTRANT'S COMMON EQUITY AND DIVIDEND POLICY

        The Company's Common Stock trades on the New York Stock Exchange under the symbol AGY. On February 22, 2002, the Common Stock was held by 518 stockholders of record. The following table sets forth the high and low sales prices per share of Common Stock, as reported by the New York Stock Exchange, for the periods indicated. These quotations and sales prices do not include retail mark-ups, mark-downs or commissions.

	Price Range of Common Stock
Year Ending December 31, 2000
	High	Low
1st Quarter	$17.25	$9.75
2nd Quarter	$18.375	$13.00
3rd Quarter	$18.4375	$13.00
4th Quarter	$19.6875	$15.8125
	Price Range of Common Stock
Year Ending December 31, 2001
	High	Low
1st Quarter	$26.87	$16.3125
2nd Quarter	$28.63	$22.80
3rd Quarter	$30.25	$22.30
4th Quarter	$34.85	$25.01

        On March 7, 2002, the reported last sales price for the Common Stock was $35.96.

        Since the Company's initial public offering in February 1993, the Company has not declared any cash dividends or distributions on its Common Stock. The Company currently intends to retain its earnings to reduce its outstanding indebtedness and to finance future growth and therefore has no present intention of paying dividends. This policy will be reviewed annually by the Company's Board of Directors in light of, among other things, its results of operations, capital requirements, any restrictions imposed by applicable gaming regulations and restrictions imposed by the Company's indentures and loan documents. At present the Company's Amended and Restated Credit Agreement dated July 31, 2001, requires the consent of the lenders in order to declare a dividend.

CERTAIN TRANSACTIONS

        The Company has entered into an indemnification agreement with each of its directors and executive officers to provide them with the maximum indemnification allowed under the Company's Certificate of Incorporation, By-Laws and applicable law.

STOCKHOLDER PROPOSALS

        Stockholder proposals intended to be presented at the 2003 Annual Meeting of Stockholders of the Company must be received in writing by the Company no later than November 12, 2002, and no sooner than October 14, 2002, for inclusion in the Company's proxy statement and proxy card relating to the 2003 Annual Meeting.

INDEPENDENT PUBLIC ACCOUNTANTS

        The Company has been advised that a representative of Ernst & Young LLP, its independent auditors, will be present at the Annual Meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if he or she so desires.

OTHER MATTERS

        If any other matters properly come before the Annual Meeting, it is the intention of the person named in the enclosed form of proxy to vote the shares they represent in accordance with the judgments of the persons voting the proxies.

        The Annual Report of the Company for the year ending December 31, 2001, was mailed to stockholders together with this proxy statement.

        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the internet at the Securities and Exchange Commission's website at www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, at 233 Broadway, New York, New York 10279 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of its public reference facilities. Our Securities and Exchange Commission filings are also available at the office of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

        You may also request one free copy of any of our filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) by writing or telephoning us at the following address: G. Dan Marshall, Vice President of Investor Relations and Treasurer, Argosy Gaming Company, 219 Piasa Street, Alton, Illinois 62002, telephone (618) 474-7500.

By Order of the Board of Directors

Donald J. Malloy Secretary

APPENDIX A

Amendment to

ARGOSY GAMING COMPANY
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

1.
Argosy Gaming Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") is amended as follows:

a.
The first paragraph of Article FOURTH of the Certificate of Incorporation is hereby deleted in its entirety and the following paragraph is substituted in lieu thereof:

      "The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is 130,000,085 shares, which shall be divided as follows: (1) 120,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), (ii) 85 shares of redeemable common stock, par value $.01 per share (the "Redeemable Common Stock") and (iii) 10,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock")."

2.
This Amendment shall be subject to approval by the stockholders of the Company and is hereby recommended to the stockholders of the Company for their approval at the 2002 Annual Meeting of Stockholders.

A-1

APPENDIX B

Amendment to

ARGOSY GAMING COMPANY
1993 EMPLOYEE STOCK OPTION PLAN

1.
Argosy Gaming Company 1993 Employee Stock Option Plan (the "Stock Option Plan") is amended as follows:

a.
The first sentence of Section2 of the Plan is changed to read:

    "The total number of shares of Common Stock that may be issued upon the exercise of options granted under the plan shall not exceed 3,500,000, which number shall be subject to adjustment under Sections 4 and 6."

  b.
  The second sentence of clause(a) of Section3 of the Plan is changed to read:

    "The Committee shall determine the key employees to whom options under the Plan are to be granted and the number of shares of Common Stock to be covered by each such option; provided, however, that the maximum number of shares of Common Stock that may be subject to options granted under the Plan during any calendar year to any one optionee shall not exceed 600,000."

2.
This Amendment shall be subject to approval by the stockholders of the Company and is hereby recommended to the stockholders of the Company for their approval at the 2002 Annual Meeting of Stockholders.

B-1

APPENDIX C

Amendment to

ARGOSY GAMING COMPANY
1993 DIRECTORS STOCK OPTION PLAN

1.
Argosy Gaming Company 1993 Directors Stock Option Plan (the "Directors Option Plan") is amended as follows:

a.
The first sentence of Section2 of the Plan is changed to read:

    "The total number of shares of Common Stock that may be issued upon the exercise of options granted under the plan shall not exceed 100,000, which number shall be subject to adjustment under Sections 4 and 6."

2.
This Amendment shall be subject to approval by the stockholders of the Company and is hereby recommended to the stockholders of the Company for their approval at the 2002 Annual Meeting of Stockholders.

C-1

APPENDIX D

ARGOSY GAMING COMPANY
AUDIT COMMITTEE CHARTER

        The audit committee is appointed by the board of directors to assist the board of directors in undertaking and fulfilling its responsibilities in monitoring:The integrity of the financial statements of the company; The compliance by the company with legal and regulatory requirements; and The independence and performance of the company's internal and external auditors.

        The members of the audit committee shall meet the independence and financial experience requirements of the New York Stock Exchange. The number of members of the audit committee shall be determined by the board of directors, but in no event shall consist of less than three individuals. The members of the audit committee shall be appointed by the board of directors and shall serve terms of such length as the board of directors may determine.

        The audit committee shall have the authority to retain special legal, accounting or other consultants to advise the committee. The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The audit committee may request any officers or employees of the company or the company's outside counsel or independent auditor to attend a meeting of the committee or to meet with any members of, or consultants to, the committee and provide pertinent information as necessary.

        The audit committee shall meet at such times and from time to time as it deems appropriate. The audit committee shall report regularly to the board of directors with such recommendations as the committee may deem appropriate.

        On behalf of the board of directors, the audit committee shall:

1)
Review and reassess the adequacy of this charter annually and recommend any proposed changes to the board of directors for approval.

2)
Review with management and the independent auditor the annual audited financial statements and the report thereon, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the company's financial statements.

3)
Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the company's financial statements.

4)
Review with management and the independent auditor the company's quarterly financial statements prior to the release of quarterly earnings or filing of such statements with the Securities and Exchange Commission.

5)
Meet periodically with management and the independent auditor to review the company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

6)
Review major changes to the company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

7)
Recommend to the board of directors the appointment of the independent auditor, which firm is ultimately accountable to the audit committee and the board of directors.

8)
Approve the fees to be paid to the independent auditor.

9)
Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the audit committee, recommend that the board of directors take appropriate action to insure the independence of the auditor.

10)
Evaluate the performance of the independent auditor and, if so determined by the audit committee, recommend that the board of directors replace the independent auditor.

11)
Discuss with the independent auditor the matters required to be discussed by the Statement on Auditing Standards No.61 relating to the conduct of the audit.

12)
Meet with the independent auditor prior to the audit to review the scope, planning and staffing of the audit.

13)
Obtain from the independent auditor assurance that Section10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

14)
Review the appointment and replacement of the senior internal auditing executive.

15)
Meet with the internal auditor prior to the audit to review the scope, planning and staffing of the audit.

16)
Review the significant reports to management prepared by the internal auditing department and management's responses.

17)
Review policies and procedures with respect to management expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the senior internal auditing executive or the independent auditor.

18)
Obtain reports from management, the company's senior internal auditing executive and the independent auditor that the company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the company's code of conduct.

19)
Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the company's response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

20)
Prepare the report required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement.

21)
Advise the board of directors with respect to the company's policies and procedures regarding compliance with applicable laws and regulations and with the company's code of conduct (and the result of the general counsel's review of the company's monitoring compliance with its code of conduct).

22)
Review with the company's general counsel (and outside counsel when appropriate) legal and regulatory matters, if any, that may have a material impact on the financial statements, the company's compliance policies and any material reports or inquiries received from regulators or government agencies.

23)
Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

        The audit committee shall also undertake such additional activities within the scope of its primary function as the committee may from time to time determine or as may otherwise be required by law, the company's bylaws or charter or the board of directors. The duties and responsibilities of a member of the audit committee are in addition of those duties set out for a member of the board of directors of the company. While the audit committee has the responsibilities and powers set forth in this charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the audit committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the company's code of conduct.

        The company shall indemnify, in accordance with and to the fullest extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the company), by reason of his acting as a member of the audit committee against any liability or expense actually or reasonably incurred by such person in respect thereof.

        The material in this charter is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date this charter is first included in the company's annual proxy statement filed with the Securities and Exchange Commission and irrespective of any general incorporation language in such filing.

EXHIBIT A

ARGOSY GAMING COMPANY
STOCK OPTION PLAN

        The purpose of the Argosy Gaming Company Stock Option Plan (the "Plan") is to provide Argosy Gaming Company, a Delaware corporation (the "Company"), with a means of attracting, retaining and motivating key employees, by offering them options to purchase shares of the Company's common stock (the "Common Stock"). Options granted under the Plan shall be non-qualified stock options for the purposes of the Internal Revenue Code of 1986, as amended.

        The terms and provisions of the Plan are as follows:

        1.    Administration.    (a) The Plan shall be administered by a committee (the "Committee") of the Company's Board of Directors (the "Board") which Committee shall consist of not less than two directors. No director may be a member of the Committee who has, within twelve months prior to his or her service as a member of the Committee, been granted or awarded equity securities pursuant to this Plan or any other plan of the Company or any of its affiliates except for the Argosy Gaming Company Directors Stock Option Plan.

          (b)  The Committee may from time to time establish, amend or rescind such rules and regulations with respect to the Plan as it deems appropriate. All questions arising under the Plan shall be decided by the Committee and its determination shall be conclusive.

        2.    Common Stock.    The total number of shares of Common Stock that may be issued upon the exercise of options granted under the Plan shall not exceed 500,000, which number shall be subject to adjustment under Sections 4 and 6. Shares shall be made available for purposes of the Plan from authorized but unissued, or reacquired, shares of Common Stock. Shares released from an expired or terminated option may again be made the subject of an option granted under the Plan.

        3.    Stock Options.    (a) Key employees, including officers (whether or not directors), of the Company or any of its subsidiaries, but not including any member of the Committee, shall be eligible to be granted options under the Plan. The Committee shall determine the key employees to whom options under the Plan are to be granted and the number of shares of Common Stock to be covered by each such option. The Committee may also grant replacement options in substitution for surrendered options.

          (b)  The option price per share under each option shall be fixed by the Committee on the date of grant.

          (c)  Each option shall be nonassignable and nontransferable other than by will or the laws of descent and distribution and, during the lifetime of the optionee named therein, may be exercised only by such optionee.

          (d)  An option shall not be exercisable during the first six months after the date of its grant and shall expire and terminate not later than one hundred and twenty months after such date.

          (e)  In the event of the death of an optionee with an outstanding option, his or her option rights may, subject to the expiration date of the option, be exercised during the twelve-month period following the date of the optionee's death by his or her successor in interest for that number of shares covered by the option and not theretofore purchased which such deceased optionee was entitled under the terms of the option to purchase immediately prior to his or her death.

          (f)    Each option shall be evidenced by an option certificate issued by the Company. Subject to the specific provisions of the Plan, each option shall be exercisable in such manner (including installments), at such time or times and subject to such conditions or limitations as shall be determined by the Committee, in its sole discretion, at the time such option is granted. The

Exhibit A-1

  Committee may, however, accelerate the time or times at which a previously granted option becomes exercisable.

          (g)  Each option shall be subject to the requirement that if at any time the Board shall determine that the listing or registration of the shares covered thereby upon any securities exchange or under any applicable law is necessary or desirable, such option shall not be exercisable unless such listing or registration shall have been effected.

          (h)  At the time of exercise of an option, the Company may cause to be placed on the stock certificate or certificates issuable upon such exercise such legend as it deems necessary or appropriate to comply with the Securities Act of 1933 or any other applicable law.

          (i)    Common Stock purchased upon exercise of any option shall be paid for, at the time of exercise, in cash or by check, or may, at the discretion of the Committee, be paid for through the delivery of shares of Common Stock or by any other means which the Committee deems appropriate and consistent with the Plan's purpose. As a condition to the exercise of an option, the optionee or the optionee's successor in interest must make arrangements with the Company to provide sufficient funds to satisfy any withholding tax requirements with respect to such exercise. An optionee or the optionee's successor in interest shall have no rights as a stockholder with respect to any shares covered by the option until such person shall have become the holder of such shares.

        4.    Antidilution.    In the event of any change in capitalization which affects the Common Stock, such as a stock dividend, a stock distribution, a stock split-up, a subdivision or combination of shares, such proportionate adjustments, if any, as the Board in its discretion deems appropriate to reflect such change shall be made with respect to the options outstanding under the Plan and the total number of shares of Common Stock which may be issued under the Plan; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

        5.    Rights of Employees.    No employee or other person shall have any claim or right to be granted an option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving an employee any right to be retained in the employ of the Company or any of its subsidiaries.

        6.    Amendment and Termination of Plan.    The Board may at any time and from time to time amend, suspend or terminate the Plan in whole or in part. No such amendment may, except as provided in Section 4, increase the total number of shares of Common Stock which may be issued under the Plan without the approval of the stockholders. Unless sooner terminated, this Plan shall terminate on the fifth anniversary of its effective date, except with respect to any options then outstanding.

        7.    Effective Date.    This Plan shall be effective when approved by the Company's stockholders.

ARGOSY GAMING COMPANY

By:
Its:

Exhibit A-2

AMENDMENT TO

ARGOSY GAMING COMPANY
1993 EMPLOYEE STOCK OPTION PLAN

Amendment July 20, 1994

1.
Argosy Gaming Company's Stock Option Plan is amended as follows:

(a)
The term "twelve month period" where it appears in clause (e) of Section 3 of the plan, relating to post-death exercises, is changed to read "period of twenty-four months."

(b)
The following new Section 8 is added to the Plan:

"8.
Governing Law. This Plan and all option certificates issued pursuant hereto shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to its conflict of law rules."

AMENDMENT TO

ARGOSY GAMING COMPANY
1993 EMPLOYEE STOCK OPTION PLAN

Amendment July 20, 1994

1.
Argosy Gaming Company's Stock Option Plan is amended as follows:

(a)
The first sentence of Section 2 of the Plan is changed to read:

"The total number of shares of Common Stock that may be issued upon the exercise of options granted under the Plan shall not exceed 2,500,000, which number shall be subject to adjustment under Sections 4 and 6."

(b)
The second sentence of clause (a) of Section 3 of the Plan is changed to read:

"The Committee shall determine the key employees to whom options under the Plan are to be granted and the number of shares of Common Stock to be covered by each such option; provided, however, that the maximum number of shares of Common Stock that may be subject to options granted under the Plan during any calendar year to any one optionee shall not exceed 500,000."

2.
This Amendment shall be subject to approval by the stockholders of the Company.

AMENDMENT TO

ARGOSY GAMING COMPANY
1993 EMPLOYEE STOCK OPTION PLAN

Amendment February 1, 1998

1.
Argosy Gaming Company's Stock Option Plan is amended as follows:

(a)
The last sentence of Section 6 of the Plan is changed to read:

"Unless sooner terminated, this Plan shall terminate on the annual meeting date to be held in 2003, except with respect to any options then outstanding."

Exhibit A-3

EXHIBIT B

ARGOSY GAMING COMPANY
DIRECTORS STOCK OPTION PLAN

        The purpose of the Argosy Gaming Company Directors Stock Option Plan (the "Plan") is to provide Argosy Gaming Company, a Delaware corporation (the "Company"), with a means of attracting, retaining and motivating outside directors, by offering them options to purchase shares of the Company's common stock (the "Common Stock"). Options granted under the Plan shall be non-qualified stock options for the purposes of the Internal Revenue Code of 1986, as amended (the "Code").

        The terms and provisions of the Plan are as follows:

        1.    Administration.    The Plan shall be administered by a committee (the "Committee") of the Company's Board of Directors (the "Board"). All questions arising under the Plan shall be decided by the Committee and its determination shall be conclusive.

        2.    Common Stock.    The total number of shares of Common Stock that may be issued upon the exercise of options granted under the Plan shall not exceed 50,000 which number shall be subject to adjustment under Sections 4 and 5. Shares shall be made available for purposes of the Plan from authorized but unissued, or reacquired, shares of Common Stock. Shares released from an expired or terminated option may again be made the subject of an option granted under the Plan.

        3.    Stock Options.    (a) Any individual other than an employee or former employee of the Company or any of its subsidiaries who becomes a director of the Company during the term of this Plan (a "Participating Director") shall be granted an option hereunder.

          (b)  An option with respect to 3,000 shares of Common Stock shall be granted to each Participating Director as of the first day of his or her initial terms as a director (the "Grant Date"). The date of the Company's initial public offering of Common Stock shall be the Grant Date for those Participating Directors who become directors of the Company as of that date (the "Initial Grant Date").

          (c)  Each option shall be exercisable as to one-third of the shares covered thereby on the Grant Date and shall become exercisable as to an additional one-third of such shares on each of the first and second anniversaries of the Grant Date.

          (d)  The option price per share under each option granted on the Initial Grant Date shall be the initial offering price of the Common Stock as reflected on the Company's Registration Statement as of its effective date. The option price per share under each option granted after the Initial Grant Date shall be the closing price of the Company's Common Stock as reported for the NASDAQ National Market System in the Midwest Edition of The Wall Street Journal as of the Grant Date. If the Common Stock ceases to be listed under the NASDAQ National Market System and is listed on a securities exchange, then the option price per share of Common Stock shall be the closing price for said stock as reported for the applicable securities exchange in the Midwest Edition of The Wall Street Journal as of the Grant Date. In the event there is no such closing price reported as of the Grant Date, the option price per share shall be the most recent closing price preceding the Grant Date as reported in the Midwest Edition of The Wall Street Journal.

          (e)  Each option shall be nonasssignable and nontransferable other than by will or the laws of descent and distribution and, during the lifetime of the Participating Director named therein, may be exercised only by such Participating Director.

          (f)    An option shall expire and terminate not later than sixty months after its Grant Date.

          (g)  The optionee may not exercise any of the option rights granted herein unless at the time of exercise the optionee is a Participating Director of the Company and has been such continuously since the Grant Date; except that if the Participating Director ceases to be a director when the option is

Exhibit B-1

  exercisable, such option rights to the extent then exercisable may be exercised by the Participating Director within three months thereafter subject to the expiration date of the option.

          (h)  In the event of the death of a Participating Director with an outstanding option, his or her option rights may, subject to the expiration date of the option, be exercised during the twelve-month period following the date of the Participating Director's death by his or her successor in interest for that number of shares covered by the option and not theretofore purchased which such deceased Participating Director was entitled under the terms of the option to purchase immediately prior to his or her death.

          (i)    Each option shall be evidenced by an option certificate issued by the Company.

          (j)    Each option shall be subject to the requirement that if at any time the Board shall determine that the listing or registration of the shares covered thereby upon any securities exchange or under any applicable law is necessary or desirable, such option shall not be exercisable unless such listing or registration shall have been effected.

          (k)  At the time of exercise of an option, the Company may cause to be placed on the stock certificate or certificates issuable upon such exercise such legend as it deems necessary or appropriate to comply with the Securities Act of 1933 or any other applicable law.

          (l)    Common Stock purchased upon exercise of any option shall be paid for, at the time of exercise, in cash, by check or through the delivery of shares of Common Stock. A Participating Director or the Participating Director's successor in interest shall have no rights as a stockholder with respect to any shares covered by the option until such person shall have become the holder of such shares.

        4.    Antidilution.    In the event of any change in capitalization which affects the Common Stock, such as a stock dividend, a stock distribution, a stock split-up, a subdivision or combination of shares, such pro rata adjustments, if any, as the Board deems appropriate to reflect such change shall be made with respect to the options outstanding under the Plan and the total number of shares of Common Stock which may be issued under the Plan; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

        5.    Amendment and Termination of Plan.    The Board may from time to time amend, suspend or terminate the Plan in whole or in part; provided, however, the Board may amend the Plan only once every six months except for changes made to the Plan to comply with the Code or the rules thereunder. No amendment may, except as provided in Section 4, increase the total number of shares of Common Stock which may be issued under the plan without the approval of the stockholders. Unless sooner terminated, this Plan shall terminate on the fifth anniversary of its effective date, except with respect to any options then outstanding.

        6.    Effective Date.    This Plan shall be effective when approved by the Company's stockholders.

ARGOSY GAMING COMPANY

By:

Its:

Exhibit B-2

AMENDMENT TO

ARGOSY GAMING COMPANY
1993 DIRECTORS STOCK OPTIONS PLAN

Amendment February 1, 1998

1.
Argosy Gaming Company's Directors Option Plan is amended as follows:

(a)
The last sentence of Section 6 of the Plan is changed to read:

    "Unless sooner terminated, this Plan shall terminate on the annual meeting date to be held in 2003, except with respect to any options then outstanding."

AMENDMENT TO

ARGOSY GAMING COMPANY
1993 DIRECTORS STOCK OPTIONS PLAN

Amendment March 10, 1998

1.
Argosy Gaming Company's Directors Option Plan is amended as follows:

(a)
The following sentence shall be inserted at the end of Section 3(b) of the Plan:

    "The Committee may grant any number of additional options as the Committee may determine from time to time provided, however the maximum number of shares of Common Stock that may be subject to options granted during any calendar year to any one optionee shall not exceed 5,000."

Exhibit B-3

ARGOSY GAMING COMPANY
2002 PROXY

PLEASE MARK IN OVAL IN THE FOLLOWING MANNER USING DARK PEN ONLY.

1.	Election of Directors Nominee: William F. Cellini
	For / /	Against / /	Abstain / /
Nominee(s) written below

A vote FOR Item 1 is recommended by the Board of Directors.
2.	Amendment of Company's Certificate of Incorporation to Increase Number of Authorized Shares of Common Stock to 120,000,000 Shares
	For / /	Against / /	Abstain / /
A vote FOR Item 2 is recommended by the Board of Directors.
3.	Amendment of the Employee Stock Option Plan to Increase Number of Shares Reserved for Issuance to 3,500,000 Shares
	For / /	Against / /	Abstain / /
A vote FOR Item 3 is recommended by the Board of Directors.
4.	Amendment of the Directors Stock Option Plan to Increase Number of Shares Reserved for Issuance to 100,000 Shares
	For / /	Against / /	Abstain / /
A vote FOR Item 4 is recommended by the Board of Directors.
5.	In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting.
	For / /	Against / /	Abstain / /

A vote FOR Item 5 is recommended by the Board of Directors.

Mark here if you plan to attend the meeting. / /

Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend. Please sign exactly as your name appears herein. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc. For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority.

Dated:	, 2002
Signature
Signature

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATION MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, 4 AND 5.

PROXY	PROXY

ARGOSY GAMING COMPANY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS, APRIL 16, 2002

The undersigned hereby appoints James B. Perry and Dale R. Black, and each of them, attorneys and proxies, with the power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held on April 16, 2002, and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

QuickLinks

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL #1 ELECTION OF BOARD OF DIRECTORS NOMINEE
MANAGEMENT
MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES
EXECUTIVE COMPENSATION
Summary Compensation Table
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMMITTEE REPORTS
PERFORMANCE GRAPH
MARKET FOR REGISTRANT'S COMMON EQUITY AND DIVIDEND POLICY
CERTAIN TRANSACTIONS
STOCKHOLDER PROPOSALS
INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS
APPENDIX A Amendment to ARGOSY GAMING COMPANY AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
APPENDIX B Amendment to ARGOSY GAMING COMPANY 1993 EMPLOYEE STOCK OPTION PLAN
APPENDIX C Amendment to ARGOSY GAMING COMPANY 1993 DIRECTORS STOCK OPTION PLAN
APPENDIX D ARGOSY GAMING COMPANY AUDIT COMMITTEE CHARTER
EXHIBIT A ARGOSY GAMING COMPANY STOCK OPTION PLAN
AMENDMENT TO ARGOSY GAMING COMPANY 1993 EMPLOYEE STOCK OPTION PLAN Amendment July 20, 1994
AMENDMENT TO ARGOSY GAMING COMPANY 1993 EMPLOYEE STOCK OPTION PLAN Amendment July 20, 1994
AMENDMENT TO ARGOSY GAMING COMPANY 1993 EMPLOYEE STOCK OPTION PLAN Amendment February 1, 1998
EXHIBIT B ARGOSY GAMING COMPANY DIRECTORS STOCK OPTION PLAN
AMENDMENT TO ARGOSY GAMING COMPANY 1993 DIRECTORS STOCK OPTIONS PLAN Amendment February 1, 1998
AMENDMENT TO ARGOSY GAMING COMPANY 1993 DIRECTORS STOCK OPTIONS PLAN Amendment March 10, 1998